EXHIBIT 24

               Power of Attorney of the Officers and Directors
          of the Registrant and certified copies of the Resolutions
                    of the Registrant's Board of Directors
                         authorizing such signatures

                              POWER OF ATTORNEY

    WHEREAS, Compass Bancshares, Inc. (the "Company") proposes to file registration statements and amendments thereto under the Securities Act of 1933 with respect to the issuance and sale of an additional 819,465 shares of common stock of the Company under the Employee Stock Ownership Plan;

    NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of D. Paul Jones, Jr., Garrett R. Hegel, Jerry W. Powell and Daniel B. Graves their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statements and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

    The Company hereby authorizes said persons or any one of them to execute said registration statements and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

    The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statements by appropriate amendment or amendments and to file the same as aforesaid.

    DONE this the 19th day of December, 1994.

                                        COMPASS BANCSHARES, INC.

                                        By: /s/ D. Paul Jones, Jr.
                                            -----------------------------
                                            D. Paul Jones, Jr.
                                            Its Chairman, Chief Executive
                                            Officer and Treasurer


/s/ D. Paul Jones, Jr.                  /s/ Garrett R. Hegel
- -------------------------------         ---------------------------------
D. Paul Jones, Jr.                      Garrett R. Hegel


/s/ Michael A. Bean                     /s/ Harry B. Brock, Jr.
- -------------------------------         ---------------------------------
Michael A. Bean                         Harry B. Brock, Jr.


/s/ Stanley M. Brock                    /s/ Charles W. Daniel
- -------------------------------         ---------------------------------
Stanley M. Brock                        Charles W. Daniel


/s/ Garry N. Drummond                   /s/ Marshall Durbin, Jr.
- -------------------------------         ---------------------------------
Garry N. Drummond                       Marshall Durbin, Jr.


/s/ Tranum Fitzpatrick                  /s/ Thomas E. Jernigan
- -------------------------------         ---------------------------------
Tranum Fitzpatrick                      Thomas E. Jernigan


/s/ G. W. "Red" Leach, Jr.              /s/ Goodwin L. Myrick
- -------------------------------         ---------------------------------
G. W. "Red" Leach, Jr.                  Goodwin L. Myrick


/s/ John S. Stein
- -------------------------------
John S. Stein

                           COMPASS BANCSHARES, INC.

                CERTIFIED COPY OF PREAMBLES AND RESOLUTIONS
                           OF THE BOARD OF DIRECTORS

     I, the undersigned, hereby certify that the following is a true and correct copy of preambles and resolutions duly adopted at a meeting of the Board of Directors of Compass Bancshares, Inc. (the "Corporation") on the 19th day of December, 1994, a majority of the members of the Board of Directors being present and constituting a quorum for the transaction of business:

          WHEREAS, the Corporation heretofore established the Central Bancshares of the South, Inc. Employee Stock Ownership Plan (the "Plan") for the benefit of its employees and the employees of its affiliates;

          WHEREAS, the Corporation reserved the right to amend the Plan;

          WHEREAS, it is in the best interests of the Corporation and its employees that the Plan be amended and restated to comply with changes in the Internal Revenue Code and the regulations applicable thereto;

          WHEREAS, the Internal Revenue Service requires that the Plan be amended retroactively to comply with certain changes in the Internal Revenue Code; and

          WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and for the purposes of carrying out the objects of its charter to issue an additional 819,465 shares of common stock under the Plan, in such form and with such terms as may be deemed desirable and in the best interests of the Corporation by the officers;

          NOW, THEREFORE, BE IT RESOLVED that the Plan be amended and restated as of January 1, 1989, in the form presented;

          RESOLVED, FURTHER, that the proper officers of the Corporation are hereby authorized to execute the amended and restated Plan and to do and perform any and all such other acts and things as may, to any of them, seem necessary or proper to effect the purposes and actions set forth in the foregoing resolutions and to maintain the Plan's status as a qualified plan under the Internal Revenue Code, including submitting the Plan for a determination letter and adopting any amendments required by the Internal Revenue Service as a condition of receiving such a letter;

          RESOLVED, FURTHER, the proper officers of the Corporation be and hereby are authorized to file such applications, declarations and statements with the Securities and Exchange Commission as they deem necessary and as counsel may advise with respect to the issuance of an additional 819,465 shares of common stock of the Corporation, such authority to include a registration statement on Form S-8, together with all necessary or appropriate amendments thereto; and

          RESOLVED, FURTHER, that for the purpose of signing and filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the issuance and sale of such common stock of this Corporation, and of amending such Registration Statement or remedying any deficiencies with respect thereto by appropriate amendment or amendments, the members of the Corporation's Board of Directors and its officers are authorized to give their several powers of attorney to D. Paul Jones, Jr., Garrett
     R. Hegel, Jerry W. Powell, and Daniel B. Graves in substantially the form of power of attorney presented to this meeting.

Dated as of the 19th day of December, 1994.

                                          COMPASS BANCSHARES, INC.


                                          By: /s/ Jerry W. Powell
                                              -------------------
                                               Jerry W. Powell
                                               Its Secretary